UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2009

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 25, 2009, we filed a Current Report on Form 8-K (the “Original 8-K”) announcing the approval of a cash bonus plan for our employees, including certain of our executive officers. The purpose of this Amendment No. 1 to the Original 8-K is to revise the description of the plan to clarify that the potential bonus award percentages expressed for our executive officers named in the Original 8-K represented target bonus awards rather than maximum bonus awards and that the target bonuses were expressed as a percentage of the officer’s salary actually earned in fiscal 2009. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, the complete text of Item 5.02, as amended, is set forth below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 19, 2009, the Compensation Committee of our Board of Directors approved a financial performance-based cash bonus program for employees eligible under our Profit Sharing or Short-Term Incentive Plans, for the second half of fiscal 2009 (the
“2H-2009 Plan”). Under the 2H-2009 Plan, an employee’s cash incentive award depends on the Company’s second half 2009 financial performance as measured against specific minimum and maximum operating income targets which have been approved by our Board of Directors. The target bonus awards under the 2H-2009 Plan (expressed as a percentage of salary earned in fiscal 2009) for our executive officers for fiscal 2009 are listed below.

Robert P. Akins Chairman of the Board and Chief Executive Officer	36%

Edward J. Brown Jr. President and Chief Operating Officer	30%

Paul B. Bowman Vice President and Interim Chief Financial Officer	24%

Rae Ann Werner Vice President, Corporate Controller and Chief Accounting Officer	15%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ PAUL B. BOWMAN
Date: October 13, 2009		Paul B. Bowman
Vice President and Interim Chief Financial Officer